Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

GS Finance Corp. $15,815,000 Autocallable Contingent Coupon Index-Linked Notes due 2028 guaranteed by The Goldman Sachs Group, Inc.

If the closing level of any of the Russell 2000® Index, the S&P 500® Index or the Nasdaq-100 Equal Weighted Index on any observation date is less than 75% of its initial level, you will not receive a coupon on the applicable payment date. The amount that you will be paid on your notes is based on the performances of the indices. The notes will mature on the stated maturity date (February 10, 2028), unless automatically called on any observation date, commencing in March 2025 to and including January 2028). Your notes will be automatically called if the closing level of each index on any such observation date is greater than or equal to its initial level (2,279.708 with respect to the Russell 2000® Index, 6,025.99 with respect to the S&P 500® Index and 8,020.79 with respect to the Nasdaq-100 Equal Weighted Index (which in each case is an intra-day level or the closing level of such index on the trade date (February 7, 2025))). If your notes are automatically called, you will receive a payment on the next payment date (the third business day after the relevant observation date) equal to the face amount of your notes plus a coupon (as described below).

Observation dates are the 7th day of each month, commencing in March 2025 and ending in February 2028. If on any observation date the closing level of each index is greater than or equal to 75% of its initial level, you will receive on the applicable payment date a coupon for each $1,000 face amount of your notes equal to $8.334 (0.8334% monthly, or the potential for up to approximately 10% per annum).

The amount that you will be paid on your notes at maturity, if they have not been automatically called, in addition to the final coupon, if any, is based on the performance of the index with the lowest index return. The index return for each index is the percentage increase or decrease in the closing level of such index on the determination date (the final observation date, February 7, 2028) from its initial level.

At maturity, for each $1,000 face amount of your notes you will receive an amount in cash equal to:

●
if the index return of each index is greater than or equal to -25% (the final level of each index is greater than or equal to 75% of its initial level), $1,000 plus a coupon calculated as described above; or
●
if the index return of any index is less than -25% (the final level of any index is less than 75% of its initial level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate of approximately 1.3333 (see page PS-3) times (b) the sum of the lesser performing index return plus 25%. You will receive less than the face amount of your notes and no coupon.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $996 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	February 12, 2025	Original issue price:	100% of the face amount
Underwriting discount:	0.06% of the face amount	Net proceeds to the issuer:	99.94% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 17,643 dated February 7, 2025.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $996 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $4 per $1,000 face amount).

Prior to March 12, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through March 11, 2025). On and after March 12, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Underlier supplement no. 42 dated December 18, 2024
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40058GSB8 / US40058GSB85

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the Russell 2000® Index (current Bloomberg symbol: “RTY Index”), or any successor underlier, the S&P 500® Index (current Bloomberg symbol: “SPX Index”), or any successor underlier, and the Nasdaq-100 Equal Weighted Index (current Bloomberg symbol: "NDXE Index"), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Face amount: $15,815,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: Subject to redemption by the company as provided under “— Company’s redemption right (automatic call feature)” below, on the stated maturity date, in addition to the final coupon, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

●
if the final underlier level of each underlier is greater than or equal to its buffer level, $1,000; or
●
if the final underlier level of any underlier is less than its buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate times (c) the sum of the lesser performing underlier return plus the buffer amount

Company’s redemption right (automatic call feature): if a redemption event occurs, then the outstanding face amount will be automatically redeemed in whole and the company will pay, in addition to the coupon then due, an amount in cash on the following call payment date, for each $1,000 of the outstanding face amount, equal to $1,000

Redemption event: a redemption event will occur if, as measured on any call observation date, the closing level of each underlier is greater than or equal to its initial underlier level

Initial underlier level: 2,279.708 with respect to the Russell 2000® Index, 6,025.99 with respect to the S&P 500® Index and 8,020.79 with respect to the Nasdaq-100 Equal Weighted Index. The initial underlier level of each underlier is an intra-day level or the closing level of such underlier on the trade date.

Final underlier level: with respect to an underlier, the closing level of such underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” and “— Discontinuance or modification of an underlier” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier level minus its initial underlier level divided by (ii) its initial underlier level, expressed as a percentage

Lesser performing underlier return: the underlier return of the lesser performing underlier

Lesser performing underlier: the underlier with the lowest underlier return

Buffer level: for each underlier, 75% of its initial underlier level

Buffer amount: 25%

Buffer rate: for each underlier, the quotient of the initial underlier level of such underlier divided by its buffer level, which equals approximately 133.33%

Coupon: subject to the company’s redemption right, on each coupon payment date, for each $1,000 of the outstanding face amount, the company will pay an amount in cash equal to:

●
if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level, $8.334 (0.8334% monthly, or the potential for up to approximately 10% per annum) ; or
●
if the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, $0

The coupon paid on any coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of this note.

Coupon trigger level: for each underlier, 75% of its initial underlier level

Trade date: February 7, 2025

Original issue date: February 12, 2025

Determination date: the last coupon observation date, February 7, 2028, subject to adjustment as described under “— Coupon observation dates” below.

Stated maturity date: February 10, 2028, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Call observation dates: each coupon observation date commencing in March 2025 and ending in January 2028, subject to adjustment as described under — “Coupon observation dates” below

Call payment dates: the third business day after each call observation date, subject to adjustment as provided under — “Call observation dates” above

Coupon observation dates: the 7th day of each month, commencing in March 2025 and ending in February 2028, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.

In the event the originally scheduled coupon observation date is a non-trading day with respect to any underlier, the coupon observation date will be the first day thereafter that is a trading day for all underliers (the “first qualified coupon trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified coupon trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the coupon observation date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the coupon observation date.) In no event, however, will the coupon observation date be postponed to a date later than the originally scheduled coupon payment date (based on the originally scheduled coupon observation date) or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the coupon observation date.

Coupon payment dates: the third business day after each coupon observation date (except that the final coupon payment date will be the stated maturity date), subject to adjustment as described under “— Coupon observation dates” above

Closing level: on any trading day, (i) with respect to the S&P 500® Index or the Nasdaq-100 Equal Weighted Index, the official closing level of such underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier and (ii) with respect to the Russell 2000® Index, the closing level of such underlier or any successor underlier reported by Bloomberg Financial Services, or any successor reporting service the company may select, on such trading day for that underlier (as of the trade date, whereas the underlier sponsor publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg Financial Services reports the closing level to fewer decimal places)

Trading day: with respect to an underlier, a day on which the respective principal securities markets for all of its underlier stocks are open for trading, the underlier sponsor is open for business and such underlier is calculated and published by the underlier sponsor

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier” below

Underlier sponsor: with respect to an underlier, at any time, the person or entity, including any successor sponsor, that determines and publishes such underlier as then in effect. The notes are not sponsored, endorsed, sold or promoted by any underlier sponsor or any affiliate thereof and no underlier sponsor or affiliate thereof makes any representation regarding the advisability of investing in the notes.

Underlier stocks: with respect to an underlier, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

●
a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
●
a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier or to underlier stocks constituting 20% or more, by weight, of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
●
underlier stocks constituting 20% or more, by weight, of such underlier, or option or futures contracts, if available, relating to such underlier or to underlier stocks constituting 20% or more, by weight, of such underlier do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

●
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
●
a decision to permanently discontinue trading in option or futures contracts relating to such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock is traded, or on which option or futures contracts relating to such underlier or an underlier stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to such underlier or an underlier stock in the primary market for that stock or those contracts, by reason of:

●
a price change exceeding limits set by that market,
●
an imbalance of orders relating to that underlier stock or those contracts, or
●
a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date or the determination date, or such day is not a trading day, then such coupon observation date or the determination date will be postponed as described under “— Coupon observation dates” or “— Determination date” above. If any coupon observation date or the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed coupon observation date or determination date, as applicable. If any coupon observation date or the determination date is postponed due to a market disruption event with respect to any underlier, the closing level of each underlier with respect to such coupon observation date or the final underlier level with respect to the determination date, as applicable, will be calculated based on (i) for any underlier that is not affected by a market disruption event on (a) the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable) or (b) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on (a) the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable) or (b) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed coupon observation date or determination date, as applicable, with respect to such underlier as to which a market disruption event continues through the last possible postponed coupon observation date or determination date. As a result, this could result in the closing level on any coupon observation date or final underlier level on the determination date of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for a coupon observation date or determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: If an underlier sponsor discontinues publication of an underlier and such underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the coupon payable, if any, on the relevant coupon payment date, the amount payable on the call payment date or the amount in cash on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that the publication of an underlier is discontinued and there is no successor underlier, the calculation agent will determine the coupon or the cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that (i) an underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of such underlier or the underlier stocks and whether the change is made by the underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — and is not otherwise reflected in the level of the underlier by the underlier sponsor pursuant to the then-current underlier methodology of the underlier or (ii) there has been a split or reverse split of the underlier, then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the coupon or cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Regular record dates: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as an income-bearing pre-paid derivative contract in respect of the underliers.

Overdue principal rate and overdue coupon rate: the effective Federal Funds rate

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the impact that various hypothetical closing levels of the underliers on a coupon observation date could have on the coupon payable, if any, on the related coupon payment date and (ii) the impact that various hypothetical closing levels of the lesser performing underlier on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes, what the closing level of any underlier will be on any coupon observation date or call observation date, as the case may be, and what the final underlier level of the lesser performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to a call payment date or the stated maturity date. If you sell your notes in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-14 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Coupon	$8.334 (0.8334% monthly, or the potential for up to approximately 10% per annum)
Coupon trigger level	with respect to each underlier, 75% of its initial underlier level
Buffer level	with respect to each underlier, 75% of its initial underlier level
Buffer amount	25%
Buffer rate	approximately 133.33%

The notes are not automatically called, unless otherwise indicated below

Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled determination date

No change in or affecting any of the underlier stocks or the method by which the applicable underlier sponsor calculates any underlier

Notes purchased on original issue date at the face amount and held to a call payment date or the stated maturity date

For these reasons, the actual performance of the underliers over the life of your notes, the actual underlier levels on any call observation date or coupon observation date, as well as the coupon payable, if any, on each coupon payment date, may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-32. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlier stocks.

Hypothetical Coupon Payments

The examples below show hypothetical performances of each underlier as well as the hypothetical coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 face amount of the notes if the hypothetical closing level of each underlier on the applicable coupon observation date was the percentage of its initial underlier level shown.

Scenario 1

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Russell 2000® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Nasdaq-100 Equal Weighted Index (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	110%	60%	50%	$0
Second	65%	65%	40%	$0
Third	85%	90%	95%	$8.334
Fourth	75%	60%	55%	$0
Fifth	65%	90%	30%	$0
Sixth	90%	85%	95%	$8.334
Seventh	55%	60%	75%	$0
Eighth	50%	110%	40%	$0
Ninth	80%	60%	55%	$0
Tenth	60%	80%	45%	$0
Eleventh	50%	50%	70%	$0
Twelfth – Thirty-Sixth	100%	60%	50%	$0
			Total Hypothetical Coupons	$16.668

In Scenario 1, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because the hypothetical closing level of each underlier on the third and sixth hypothetical coupon observation dates is greater than or equal to its coupon trigger level, the total of the hypothetical coupons in Scenario 1 is $16.668. Because the hypothetical closing level of at least one underlier on all other hypothetical coupon observation dates is less than its coupon trigger level, no further coupons will be paid, including at maturity.

Scenario 2

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Russell 2000® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Nasdaq-100 Equal Weighted Index (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	110%	50%	60%	$0
Second	40%	110%	30%	$0
Third	35%	35%	50%	$0
Fourth	45%	60%	50%	$0
Fifth	70%	45%	20%	$0
Sixth	65%	50%	70%	$0
Seventh	60%	55%	45%	$0
Eighth	50%	100%	60%	$0
Ninth	60%	90%	30%	$0
Tenth	70%	80%	50%	$0
Eleventh	80%	40%	50%	$0
Twelfth – Thirty-Sixth	90%	60%	65%	$0
			Total Hypothetical Coupons	$0

In Scenario 2, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because in each case the hypothetical closing level of at least one underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable hypothetical coupon payment date. Since this occurs on every hypothetical coupon observation date, the overall return you earn on your notes will be less than zero. Therefore, the total of the hypothetical coupons in Scenario 2 is $0.

Scenario 3

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Russell 2000® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the Nasdaq-100 Equal Weighted Index (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	115%	120%	110%	$8.334
			Total Hypothetical Coupons	$8.334

In Scenario 3, the hypothetical closing level of each underlier is greater than its initial underlier level on the first hypothetical coupon observation date. Because the hypothetical closing level of each underlier is greater than or equal to its initial underlier level on the first hypothetical coupon observation date (which is also the first hypothetical call observation date), your notes will be automatically called. Therefore, on the corresponding hypothetical call payment date, in addition to the hypothetical coupon of $8.334, you will receive an amount in cash equal to $1,000 for each $1,000 face amount of your notes.

Hypothetical Payment at Maturity

If the notes are not automatically called on any call observation date (i.e., on each call observation date the closing level of any underlier is less than its initial underlier level), the cash settlement amount we would deliver for each $1,000 face amount of your notes on the stated maturity date will depend on the performance of the lesser performing underlier on the determination date, as shown in the table below. The table below assumes that the notes have not been automatically called on a call observation date, does not include the final coupon, if any, and reflects hypothetical cash settlement amounts that you could receive on the stated maturity date. If the final underlier level of the lesser performing underlier (as a percentage of the initial underlier level) is less than its coupon trigger level, you will not be paid a final coupon at maturity.

The levels in the left column of the table below represent hypothetical final underlier levels of the lesser performing underlier and are expressed as percentages of the initial underlier level of the lesser performing underlier. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier level of the lesser performing underlier, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final underlier level of the lesser performing underlier and the assumptions noted above.

The Notes Have Not Been Automatically Called

Hypothetical Final Underlier Level of the Lesser Performing Underlier (as Percentage of Initial Underlier Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
200.000%	100.000%*
175.000%	100.000%*
150.000%	100.000%*
125.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
80.000%	100.000%*
75.000%	100.000%*
60.000%	80.000%
50.000%	66.667%
25.000%	33.333%
0.000%	0.000%

*Does not include the final coupon

If, for example, the notes have not been automatically called on a call observation date and the final underlier level of the lesser performing underlier were determined to be 25.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be approximately 33.333% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose approximately 66.667% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final underlier level of the lesser performing underlier were determined to be 200.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be limited to 100.000% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final underlier level of the lesser performing underlier over its initial underlier level.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-16.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual closing levels of the underliers on any day, the final underlier levels of the underliers or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the notes will receive on each coupon payment date, the actual amount that you will receive at maturity, if any, and the rate of return on the offered notes will depend on whether or not the notes are automatically called and on the actual closing levels of the underliers on the coupon observation dates and the actual final underlier levels determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your notes, if any, and the cash amount to be paid in respect of your notes on the stated maturity date, if any, may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 42 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 42 and the accompanying general terms supplement no. 8,999. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 8,999.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. Assuming your notes are not automatically called, the cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of the lesser performing of the underliers as measured from their initial underlier levels to their closing levels on the determination date. If the final underlier level of any underlier is less than its buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) $1,000 times (ii) the buffer rate times (iii) the sum of the lesser performing underlier return plus the buffer amount. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

You May Not Receive a Coupon on Any Coupon Payment Date

If the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your notes will be less than zero and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

You will only receive a coupon on a coupon payment date if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level. You should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any coupon payment with respect to the notes at any time and you may lose your entire investment in the notes.

Your Notes Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your notes on a call payment date if, as measured on any call observation date, the closing level of each underlier is greater than or equal to its initial underlier level. Therefore, the term for your notes may be reduced. You will not receive any additional coupon payments after the notes are automatically called and you may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Coupon Does Not Reflect the Actual Performance of the Underliers from the Trade Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

The coupon for each monthly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing levels of the underliers between the trade date and any coupon observation date or between two coupon observation dates. Accordingly, the coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the underliers that pays coupons based on the performance of the underliers from the trade date to any coupon observation date or from coupon observation date to coupon observation date.

The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlier

If the notes are not automatically called, the cash settlement amount will be based on the lesser performing underlier without regard to the performance of the other underlier. As a result, you could lose all or some of your initial investment if the lesser performing underlier return is negative, even if there is an increase in the level of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lesser performing underlier.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•
the levels of the underliers;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing levels of the underliers;
•
the dividend rates of the underlier stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing level of the underlier or underliers;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underliers based on their historical performance.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date, if any, or the amount you will be paid on a call payment date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to a call payment date or the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the buffer level on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium to face amount, the buffer level, while still providing some protection for the return on the notes, will allow a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

You Have No Shareholder Rights or Rights to Receive Any Underlier Stock

Investing in your notes will not make you a holder of any of the underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlier stocks or any other rights of a holder of the underlier stocks. Your notes will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any underlier stocks.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

Additional Risks Related to the Nasdaq-100 Equal Weighted Index

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Underlier, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Equal Weighted Index and on Your Notes

Pursuant to the Nasdaq-100 Equal Weighted Index methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Equal Weighted Index integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Equal Weighted Index. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Equal Weighted Index and therefore your notes. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities

The value of your notes is linked, in part, to an underlier that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes).

If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the notes. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE UNDERLIERS

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-87 of the accompanying underlier supplement no. 42.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the notes.

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — S&P 500® Index” on page S-124 of the accompanying underlier supplement no. 42.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such notes.

Nasdaq-100 Equal Weighted Index

The Nasdaq-100 Equal Weighted Index, which we also refer to in this description as the “index”:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
has a base date of June 18, 2005, with a base value of 1,000.00, as adjusted; and
•
is calculated, maintained and published by Nasdaq, Inc.

The Nasdaq-100 Equal Weighted Index is the equal-weighted version of the Nasdaq-100 Index®. The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The Nasdaq-100 Equal Weighted Index is a “price return” index. We have derived all information contained in this pricing supplement regarding the Nasdaq-100 Equal Weighted Index from publicly available information. Additional information about the Nasdaq-100 Equal Weighted Index (including the top ten constituent stocks and weights and sector weights) is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDXE. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Security Eligibility Criteria

The Nasdaq-100 Equal Weighted Index contains the same securities as the Nasdaq-100 Index®.

Index Calendar

The Nasdaq-100 Equal Weighted Index follows the same reconstitution schedule as the Nasdaq-100 Index®.

The Nasdaq-100 Equal Weighted Index is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Equal Weighted Index rebalance uses the last sale prices as of the close of trading on the third Friday in March, June, September and December.

Constituent Selection

All securities that meet the security eligibility criteria are included in the Nasdaq-100 Equal Weighted Index.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq-100 Equal Weighted Index is an equal-weighted index.

Constituent Weighting Process

The Nasdaq-100 Equal Weighted Index is rebalanced quarterly such that all issuers within the Nasdaq-100 Equal Weighted Index have an equal index market value. For issuers represented by multiple securities, the index market values are equally apportioned across their respective index securities. Index shares are calculated by dividing each index security's resulting index market value by its last sale price.

Nasdaq-100 Equal Weighted Index Calculation

The discussion below describes the “price return” calculation of the Nasdaq-100 Equal Weighted Index. As compared to the gross total return or net total return versions of the Nasdaq-100 Equal Weighted Index, the price return version is ordinarily calculated without regard to ordinary cash dividends on the Nasdaq-100 Equal Weighted Index stocks. However, all Nasdaq-100 Equal Weighted Index calculations reflect special cash dividends.

The Nasdaq-100 Equal Weighted Index is an equal weighted index. The value of the Nasdaq-100 Equal Weighted Index equals the Nasdaq-100 Equal Weighted Index market value divided by the Nasdaq-100 Equal Weighted Index divisor. The overall Nasdaq-100 Equal Weighted Index market value is the aggregate of each Nasdaq-100 Equal Weighted Index stock’s market value, adjusted by the Nasdaq-100 Equal Weighted Index stock’s equal-weighting factor used to assign an equal weight at the previous rebalancing, as may be adjusted for any corporate actions. A Nasdaq-100 Equal Weighted Index stock’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the Nasdaq-100 Index®. In other words, the value of the Nasdaq-100 Equal Weighted Index is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Equal Weighted Index stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any) multiplied by (c) such stock’s equal weighting factor, divided by (ii) the divisor of the Nasdaq-100 Equal Weighted Index.

The price return Nasdaq-100 Equal Weighted Index divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Equal Weighted Index divided by (ii) the previous day Nasdaq-100 Equal Weighted Index value.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

Index Maintenance

Deletion Policy

If a component of the Nasdaq-100 Equal Weighted Index is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100 Equal Weighted Index at the same time.

Replacement Policy

The Nasdaq-100 Equal Weighted Index follows the same replacement policy as the Nasdaq-100 Index®.

Additions Policy

If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100 Equal Weighted Index at the same time.

Corporate Actions

In the interim periods between scheduled index reconstitution and rebalance events, individual index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Equal Weighted Index.

Special Cash Dividends

A special cash dividend is a cash payment by the issuer of the index security to shareholders that the issuer does not consider to be part of its regular dividend paying cycle. A dividend is considered special in the Nasdaq-100 Equal Weighted Index if the information provided by the vendor or the index exchange indicates that the dividend is special. Other nomenclature for a special dividend may include but not be limited to extra, extraordinary, non-recurring, one-time, unusual, etc.

The start of day price of the index security is adjusted downward for the amount of the special cash dividend and a corresponding adjustment is made to the index shares such that the market value of the security does not change, or changes only minimally, resulting in no change or a minimal change to the divisor.

Return of Capital

A return of capital is a cash distribution paid from the company’s capital surplus rather than its net income or retained earnings. For the purposes of index calculation, Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits with the company’s regular pattern of dividend payments, or if the payment appears to be extraordinary in nature.

Liquidation Distributions

A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.

Stock Split / Stock Dividend / Bonus Issue

A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend

An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq-100 Equal Weighted Index before the stock dividend unless otherwise indicated.

Optional Dividend

An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation

A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue

An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable rights offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-renounceable rights offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased by applying a corresponding inverse adjustment factor, such that the weight of the security remains similar before and after the event resulting in no change or a minimal change to the divisor.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security

An issuer may distribute shares of a different class or class of shares of another existing company to shareholders of the index security.

The price of the index security will be adjusted downward to reflect the value of the distribution. The value of the distribution is calculated as the last sale price of the distributed security multiplied by the distribution ratio. The index shares will be increased by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Spin-offs

A spin-off (also known as a de-merger) occurs when the issuer of an equity security (the parent) “spins off” a business it owns into a separate new issuer (the spinco). Shares of the spinco are distributed to the shareholders of the parent, on a pro-rata basis, at a ratio established by the parent. Any spinco which does not meet the traditional definition of a security, or is not expected to be publicly listed, may be disregarded by the Nasdaq-100 Equal Weighted Index. Spinco securities will be added to the Nasdaq-100 Equal Weighted Index as their parent security on the effective date. Index shares of the spinco are calculated by multiplying the index shares of the parent times the spinoff ratio. If the parent security’s listing exchange applies a price adjustment to the parent security, the spinco security will be assigned an initial price consistent with that amount, adjusted according to the spinoff ratio. If no price adjustment is applied to the parent, the spinco will be assigned a price of zero. In any case, including events involving multiple spincos, the total value of the parent and spinco(s) reflected within the Nasdaq-100 Equal Weighted Index at the start-of-day on the effective date will be equal to the value of the parent security at the prior end-of-day. Resulting divisor changes, if any, are not expected to be meaningful. Passive investors should not expect to take any action at the time the spinoff event becomes effective.

Once the spinoff event has been completed, the spinco will be evaluated for continued inclusion in the Nasdaq-100 Equal Weighted Index. By default, the security will remain in the Nasdaq-100 Equal Weighted Index until at least the next scheduled reconstitution, unless there is a specific reason for immediate disqualification. Regardless of the reason(s) for disqualification, a disqualified spinco will be held in the Nasdaq-100 Equal Weighted Index until regular-way trading is established, and removed only after sufficient advanced notice is provided through the normal communication channels.

A disqualified spinco is normally removed at the last sale price of the day prior to the announced removal date. The index shares of the parent are increased in order to absorb the weight of the removed security. Resulting divisor changes, if any, are not expected to be meaningful.

If a spinco is retained, the Nasdaq-100 Equal Weighted Index will not be rebalanced to restore equal weighting until the next scheduled rebalancing or reconstitution event.

In addition, to alleviate liquidity and capacity concerns, spinco securities that do not meet minimum size and/or liquidity requirements may be removed from the Nasdaq-100 Equal Weighted Index as part of the next rebalance event in order to protect the integrity of the Nasdaq-100 Equal Weighted Index.

Tracking Stocks

A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.

Mergers & Acquisitions (M&A)

A merger/acquisition is the combination of two (or more) companies into one larger company, involving an exchange of stock and/or cash payment to the shareholders of the acquired company.

If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter.

When the acquiring company is an index security no increase in index shares will occur.

Additions / Deletions

The deletion and simultaneous addition at other than the index evaluation where the Nasdaq-100 Equal Weighted Index will not result in a divisor change as the addition will assume the weight of the deletion. Securities are added or removed from the Nasdaq-100 Equal Weighted Index at their last sale price on the day prior to the effective date of the change.

If an index security, at the time of its removal from the Nasdaq-100 Equal Weighted Index, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq-100 Equal Weighted Index but prior to the time the official closing value of the Nasdaq-100 Equal Weighted Index is disseminated.

Index Share Adjustments

Other than as a direct result of corporate actions, the Nasdaq-100 Equal Weighted Index does not normally experience share adjustments between scheduled index rebalance and reconstitution events.

Bankruptcy

In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from their respective indexes, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Equal Weighted Index at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.

Sanctions

Generally, Nasdaq Indices will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq-100 Equal Weighted Index.

Other sanctions programs are more selective, and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure Nasdaq-100 Equal Weighted Index and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq-100 Equal Weighted Index, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly, and reviews items including, but not limited to, pending corporate actions that may affect index constituents, statistics comparing the composition of the indexes to the market, companies that are being considered as candidates for addition to an index, and any significant market events.

Discretionary Adjustment

The index methodology was created by Nasdaq to achieve the aforementioned objective of measuring the underlying purpose of the Nasdaq-100 Equal Weighted Index. Any deviations from the index methodology are made in the sole judgment and discretion of Nasdaq so that the Nasdaq-100 Equal Weighted Index continues to achieve its objective.

Nasdaq-100 Index®

The Nasdaq-100 Index®, which we also refer to in this description as the “index”:

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is an equity index, and therefore cannot be invested in directly;
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does not file reports with the SEC because it is not an issuer;
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has a base date of January 31, 1985, with a base value of 125.00, as adjusted; and
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is calculated, maintained and published by Nasdaq, Inc.

The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The Nasdaq-100 Index® is a “price return” index and is calculated using a modified market capitalization-weighted methodology. We have derived all information contained in this pricing supplement regarding the Nasdaq-100 Index® from publicly available information. Additional information about the Nasdaq-100 Index® (including the top ten constituent stocks and weights and sector weights) is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares, and tracking stocks. Companies organized as real estate investment trusts are not eligible for index inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the "issuer" are references to the underlying security and the total shares outstanding (“TSO”) is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of the security's primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. If the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a registered options market in the U.S. or be eligible for listed options trading on a registered options market in the U.S.

The security must be classified as a non-financial company (any industry other than Financials) according to the Industry Classification Benchmark, a product of FTSE International Limited that is used under license.

There is no market capitalization eligibility criterion. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date, and includes that month. A security that was added to the Nasdaq-100 Index® as a result of a spin-off event will be exempt from the seasoning requirement. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Index Calendar

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the Nasdaq-100 Index®.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

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The top 75 ranked issuers will be selected for inclusion in the Nasdaq-100 Index®.
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Any other issuers that were already members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the Nasdaq-100 Index®.
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In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the Nasdaq-100 Index® ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution.
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In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reference date.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

Constituent Weighting Process

The Nasdaq-100 Index®’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer- level constraints.

Index securities’ initial weights are determined using up to two calculations of market capitalization: TSO-derived market capitalization and index share-derived market capitalization. TSO-derived market capitalization is defined as a security’s last sale price times its total shares outstanding. Index share-derived market capitalization is defined as a security’s last sale price times its updated index shares as of the prior month end. Both TSO-derived and index share-derived market capitalizations can be used to calculate TSO-derived and index share-derived initial index weights by dividing each index security’s (TSO- or index share-derived) market capitalization by the aggregate (TSO- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

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No issuer weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following Stage 2 constraint, producing the final weights:

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The aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual Weight Adjustment

The Nasdaq-100 Index®’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Index securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

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No security weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following constraints, producing the final weights:

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The aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5%.
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No security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

Nasdaq-100 Index® Calculation

The discussion below describes the “price return” calculation of the Nasdaq-100 Index®. As compared to the gross total return or net total return versions of the Nasdaq-100 Index®, the price return version is ordinarily calculated without regard to ordinary cash dividends on the Nasdaq-100 Index® stocks. However, all Nasdaq-100 Index® calculations reflect special cash dividends.

The Nasdaq-100 Index® is a modified market capitalization-weighted index. The value of the Nasdaq- 100 Index® equals the Nasdaq-100 Index® market value divided by the Nasdaq-100 Index® divisor. The overall Nasdaq-100 Index® market value is the aggregate of each Nasdaq-100 Index® stock’s market value, as may be adjusted for any corporate actions. A Nasdaq-100 Index® stock’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the Nasdaq-100 Index®. In other words, the value of the Nasdaq-100 Index® is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Index® stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq-100 Index®.

The price return Nasdaq-100 Index® divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Index® divided by (ii) the previous day Nasdaq-100 Index® value.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

Index Maintenance

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable.

This may include:

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Listing on an ineligible index exchange.
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Merger, acquisition, or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®.
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If a company is organized as a real estate investment trust.

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If an index security is classified as a financial company (Financial industry) according to the Industry Classification Benchmark.
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If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month ends.
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If a security that was added to the Nasdaq-100 Index® as a result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as an index member.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the Nasdaq-100 Index®.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the Nasdaq-100 Index®. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry, or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the Nasdaq-100 Index® until a later date and then removed, for example if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the Nasdaq-100 Index®.

Replacement Policy

Securities may be added to the Nasdaq-100 Index® outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq-100 Index®. The issuer with the largest market capitalization and that meets all eligibility criteria as of the prior month end which is not in the Nasdaq-100 Index® will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq-100 Index® in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Special Cash Dividends

A special cash dividend is a cash payment by the issuer of the index security to shareholders that the issuer does not consider to be part of its regular dividend paying cycle. A dividend is considered special in the Nasdaq-100 Index® if the information provided by the vendor or the index exchange indicates that the dividend is special. Other nomenclature for a special dividend may include but not be limited to extra, extraordinary, non-recurring, one-time, unusual, etc.

The start of day price of the index security is adjusted downward for the amount of the special cash dividend with no adjustment to the index shares resulting in a change to the divisor.

Return of Capital

A return of capital is a cash distribution paid from the company’s capital surplus rather than its net income or retained earnings. For the purposes of index calculation, Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits with the company’s regular pattern of dividend payments, or if the payment appears to be extraordinary in nature.

Liquidation Distributions

A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.

Stock Split / Stock Dividend / Bonus Issue

A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend

An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq-100 Index® before the stock dividend unless otherwise indicated.

Optional Dividend

An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation

A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue

An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable rights offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-renounceable rights offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security

An issuer may distribute shares of a different class or class of shares of another existing company to shareholders of the index security.

The price of the index security will be adjusted downward to reflect the value of the distribution. The value of the distribution is calculated as the last sale price of the distributed security multiplied by the distribution ratio and no adjustment will be made to the index shares. This will result in a divisor adjustment.

Spin-offs

A spin-off (also known as a de-merger) occurs when the issuer of an equity security (the parent) “spins off” a business it owns into a separate new issuer (the spinco). Shares of the spinco are distributed to the shareholders of the parent, on a pro-rata basis, at a ratio established by the parent. Any spinco which does not meet the traditional definition of a security, or is not expected to be publicly listed, may be disregarded by the Nasdaq-100 Index®. Spinco securities will be added to the Nasdaq-100 Index® as their parent security on the effective date. Index shares of the spinco are calculated by multiplying the index shares of the parent times the spinoff ratio. If the parent security’s listing exchange applies a price adjustment to the parent security, the spinco security will be assigned an initial price consistent with that amount, adjusted according to the spinoff ratio. If no price adjustment is applied to the parent, the spinco will be assigned a price of zero. In any case, including events involving multiple spincos, the total value of the parent and spinco(s) reflected within the Nasdaq-100 Index® at the start-of-day on the effective date will be equal to the value of the parent security at the prior end-of-day. Resulting divisor changes, if any, are not expected to be meaningful. Passive investors should not expect to take any action at the time the spinoff event becomes effective.

Once the spinoff event has been completed, the spinco will be evaluated for continued inclusion in the Nasdaq-100 Index®. By default, the security will remain in the Nasdaq-100 Index® until at least the next scheduled reconstitution, unless there is a specific reason for immediate disqualification. Regardless of the reason(s) for disqualification, a disqualified spinco will be held in the Nasdaq-100 Index® until regular-way trading is established, and removed only after sufficient advanced notice is provided through the normal communication channels.

A disqualified spinco is normally removed at the last sale price of the day prior to the announced removal date. There is no adjustment to the index shares of the parent. This will not result in a divisor adjustment.

Tracking Stocks

A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.

Mergers & Acquisitions (M&A)

A merger/acquisition is the combination of two (or more) companies into one larger company, involving an exchange of stock and/or cash payment to the shareholders of the acquired company.

If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter.

When the acquiring company is an index security, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Additions / Deletions

The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq-100 Index® at their last sale price on the day prior to the effective date of the change.

Halted Securities

If an index security, at the time of its removal from the Nasdaq-100 Index®, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq-100 Index® but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated.

Index Share and TSO Changes

A security’s index shares may change as a result of events other than those corporate actions/events noted above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Bankruptcy

In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from their respective indexes, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index® at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.

Sanctions

Generally, Nasdaq Indices will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq-100 Index®.

Other sanctions programs are more selective, and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure Nasdaq-100 Index® and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq-100 Index®, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly, and reviews items including, but not limited to, pending corporate actions that may affect index constituents, statistics comparing the composition of the indexes to the market, companies that are being considered as candidates for addition to an index, and any significant market events.

Discretionary Adjustment

The index methodology was created by Nasdaq to achieve the aforementioned objective of measuring the underlying purpose of the Nasdaq-100 Index®. Any deviations from the index methodology are made in the sole judgment and discretion of Nasdaq so that the Nasdaq-100 Index® continues to achieve its objective.

License Agreement between Nasdaq, Inc. and GS Finance Corp.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Equal Weighted Index to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, the Nasdaq-100 Equal Weighted Index, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Equal Weighted Index or the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Equal Weighted Index or the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Equal Weighted Index or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving any coupon payments or receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlier levels between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each underlier from January 1, 2020 through February 7, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Russell 2000® Index

Closing Level
2500
2000
1500
1000
500
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

Historical Performance of the S&P 500® Index

7000
6000
5000
4000
3000
2000
1000
0
Closing Level
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

Historical Performance of the Nasdaq-100 Equal Weighted Index

Closing Level
8000
6000
4000
2000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a tax exempt organization;
●
a partnership;
●
a person that owns a note as a hedge or that is hedged against interest rate risks;
●
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your notes should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your notes should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your notes by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

●
a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of 0.06% of the face amount. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on February 12, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 42, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 42, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying underlier supplement no. 42, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$15,815,000

GS Finance Corp.

Autocallable Contingent Coupon Index-Linked Notes due 2028

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC